Exhibit 10-b

April 18, 2003

VIA FACSIMILE

Asset Funding Corporation

c/o Wachovia Bank, N.A.

100 North Main Street

Winston-Salem, NC 27150

Attn. Douglas K. Johnson

Facsimile (704) 365-1362

Re:                               Termination of Receivables Purchase Agreement dated December 12, 2001 (the “Receivables Purchase Agreement”) among ADC Receivables Corp. I, ADC Telecommunications, Inc. Blue Ridge Asset Funding Corporation and Wachovia Bank, N.A.

Reference is hereby made to the Receivables Purchase Agreement.  Capitalized terms used herein and not defined shall have the meaning assigned to such terms in the Receivables Purchase Agreement.

ADC Receivables Corp. I hereby provides notice and elects pursuant to Section 1.1(b) of the Receivables Purchase Agreement to immediately and irrevocably reduce the Purchase Limit to $0.00 from its present level.  To the extent necessary or otherwise required, ADC Receivables Corp. I also hereby provides notice and elects to immediately and irrevocably terminate the facility evidenced by the Receivables Purchase Agreement thereby triggering an Amortization Date and the Facility Termination Date.

Sincerely,

/s/ Gokul V. Hemmady
Gokul V. Hemmady
Vice President and Treasurer of ADC Receivables Corp. I